Exhibit 99.8

                                                                          [LOGO]
                                                                          LAURUS
                                                                 FAMILY OF FUNDS

                                                                December 2, 2004


BP International, Inc.
510 West Arizona Avenue
Deland, Florida 32720
Attention: Emmett D. Ball
Chief Financial Officer

Ball Products, Inc.
510 West Arizona Avenue
Deland, Florida 32720
Attention: Emmett D. Ball
Chief Financial Officer


                     Re:   Overadvance Letter

Dear Mr. Ball:

      Reference is hereby made to that certain Security Agreement dated as of December 2, 2004 by and among BP INTERNATIONAL, INC., a Delaware corporation, BALL PRODUCTS, INC., a Florida corporation and such other subsidiaries of Company named in that certain Security Agreement or which hereafter become a party thereto (together the "Company") and Laurus Master Fund, Ltd. ("Laurus") (the "Security Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed them in the Security Agreement. Laurus is hereby notifying you of its decision to exercise the discretion granted to it pursuant to Section 2(a)(iii) of the Security Agreement to make a Loan to the Company in the aggregate principal amount of $1,379,000 (the "Overadvance"), in excess of the Formula Amount in effect on the date hereof.

      In connection with making the Overadvance, for a period of (two-hundred forty) 240 days from the date hereof (the "Period"), Laurus hereby waives compliance with Section 3 of the Security Agreement, but solely as such provision relates to the immediate repayment requirement for Overadvances. Laurus further agrees that solely for such Period, the Overadvance shall not trigger an Event of Default under Section 19(a) of the Security Agreement. If the aggregate amount of Loans exceeds the Formula Amount on the last day of the Period (the "Formula Deadline Date"), the Overadvance rate set forth in Section 5(b)(iii) of the Security Agreement from the Formula Deadline until such time as the aggregate outstanding amount of Loans are less than or equal the Formula Amount. All other terms and provisions of the Security Agreement and the Ancillary Agreements remain in full force and effect.

      The Company also agrees to provide Laurus with opinion letters from Kirkpatrick & Lockhart LLP by December 6, 2004, which are reasonably acceptable to Laurus, and shall be substantially similar to the draft opinion letters previously forwarded by Kirkpatrick & Lockhart LLP to Laurus.

      This letter may not be amended or waived except by an instrument in writing signed by the Company, Ball Products, Inc. and Laurus. This letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be. This letter shall be governed by, and construed in accordance with, the laws of the State of New York. This letter sets forth the entire agreement between the parties hereto as to the matters set forth herein and supersede all prior communications, written or oral, with respect to the matters herein.

      If the foregoing meets with your approval please signify your acceptance of the terms hereof by signing below.


                                        LAURUS MASTER FUND, LTD.


                                        By:/s/ David Grin
                                           -------------------------------------
                                           David Grin


                                        Agreed and accepted on the date hereof


                                        BP International, Inc.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        Ball Products, Inc.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: